                                                               Exhibit 10.21
                                                               -------------

                                                               EXECUTION COPY
                                                               --------------

                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT by and between ICON Capital Corp., a corporation organized and existing under the laws of the State of Connecticut (the "Company"), and Allen Hirsch ("you" or the "Employee"), dated as of December 5, 1996.

     In order to obtain Employee's services, the Company and Employee have each decided to enter into this Employment Agreement.

     1.     Employment Period.
            ------------------

     (a) The terms and conditions of this Agreement shall be and remain in effect during the continuation of the Employee's employment hereunder (the "Employment Period"). The Employment Period shall commence on the date hereof ("Effective Date") and shall continue for an initial term of two (2) years ("Initial Period") and thereafter until terminated pursuant to the terms hereof.

     (b) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating the Employee's employment during the Employment Period with notice for any reason; provided, however, that the relative rights and obligations of the Company and the Employee in the event of any such termination shall be determined under this Agreement.

     2.   Terms of Employment.

     (a)  Position and Duties.

          (i) Commencing on the Effective Date and for the remainder of the Employment Period, the Employee shall be engaged as a Senior Vice President of the Company, and as President of its affiliate, ICON Securities Corp., with an office located at San Francisco, California. Employee will report to the Company's Executive Vice President of Financial Services and shall have such duties, responsibilities and authority as shall be consistent therewith (including being a member of any advisory investment committee that may be established from time to time) and as the Board of Directors of the Company shall from time to time reasonably determine; and

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote full business time to the business and affairs of the Company and use all reasonable efforts to perform faithfully and efficiently such duties, responsibilities and authority.

     (b)  Compensation.
          -------------

                 (i) Base Salary. Effective as of the Effective Date, the Employee shall receive a base salary ("Base Salary") at a rate of $150,000 per year. The Board of Directors may, at its sole discretion, increase the Base Salary from the beginning of each subsequent fiscal year of the Company, based upon its review of the Company's and the Employee's performance;

                 (ii) Commission Plan. In addition to Base Salary, the Employee shall be entitled to an Annual Commission calculated as follows and payable thirty days after the end of each calendar year:

        0.3% of equity raised up to $24 million per calendar year, plus 0.6% of equity raised in excess of $24 million up to $36 million, plus 1.0% of equity raised in excess of $36 million. On this basis, as an example, in a calendar year wherein $48 million of equity was raised, your Annual Commission would be calculated as follows:


                    First $24 million at 0.3%:    $ 72,000
                    $24-$36 million at 0.6 %:     $ 72,000
                    $36-$48 million at 1.0%:      $120,000
                                                  --------
                    Total Commission              $264,000

                 (iii) Parachute Payment. In addition to any payments under
                       ------------------
        the Commission Plan, you may also become entitled to receive a special "Parachute Payment" upon the occurrence of a "Triggering Event," provided you continue to be a full time employee of the Company on that date. A Triggering Event shall be deemed to have occurred on the date on which a change in control of the Company occurs in which (a) more than 50% of the voting stock of ICON Holdings Corp. ("Holdings") is sold to a Non-Shareholder (defined herein as an entity or individual other than Beaufort J.B. Clarke, Paul B. Weiss, Thomas W. Martin, The Summit Group PLC, or any affiliates thereof or entities directly or indirectly controlled by any of them); or (b) more than 36% of the voting stock of Holdings is sold to a Non-Shareholder, and Mr. Clarke does not continue in his capacity as President and Chief Executive Officer at the closing date of such a sale, and the Company's activities in raising limited partnership equity are discontinued. The Parachute Payment shall be payable in two installments at the times and in the applicable amount shown on the attached Parachute Payment Schedule. The obligation to pay the Parachute Payment may, in the sole discretion of the Company's shareholders, be assigned to its direct or indirect shareholders and treated as an obligation of such shareholders rather than the Company;

                 (iv)   Incentive, Savings and Retirement Plans. During the
                        ----------------------------------------
        Employment Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs, if any, applicable generally to other employees of the Company;

                 (v)   Welfare Benefit Plans. During the Employment Period, the
                       ----------------------
        Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits currently entitled to under the Company's welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, major medical, hospital, prescription, dental, short-term and long-term disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, if any);

                 (vi) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in the performance of his duties hereunder;

                 (vii) Vacation. The Employee shall be entitled to at least two weeks annual paid vacation during the Employment Period. Unused vacation shall be carried forward without limitation; and

                 (viii) Payment Schedule. Base Salary shall be paid in accordance with the regular payroll policies of the Company as determined by the Board of Directors from time to time but in no event less frequently than monthly.

     3.      Termination of Employment.
             --------------------------

     (a)     Death or Disability.  The Employee's employment shall terminate
             --------------------
automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability (as defined below) of the Employee has occurred during the Employment Period, it may give to the Employee written notice in accordance with this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 60 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers; provided, that the Employee shall be entitled, during the aforesaid 60 day period, to challenge any determination of Disability by such a physician, and in the event of such a challenge, the final decision shall be made by a physician selected by the Company's physician and the Employee's physician.

             (b) Cause. The Company may terminate the Employee's employment
                 ------
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean dishonest conduct in connection with the performance of Employee's duties hereunder, breach of fiduciary duty to the Company or its shareholders involving personal profit, material or intentional failure to perform those duties stated in Section 2(a)(i) under this Agreement (including material failure to meet the equity-raising goals established from time to time by the Company's Board of Directors), or fraud or conviction of a felony resulting in or intended to result in injury to the Company.

             (c) By Employee. Employee may terminate this Agreement at any time
                 ------------
during the Employment Period if the Company fails to pay the Employee any amount due hereunder within five days after such payment is due or the Company fails to perform any of its material obligations hereunder ("Employee Termination").

             (d) Notice of Termination. Any termination by the Company for Cause
                 ----------------------
or any Employee Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or establishing the right to an Employee Termination shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

        (e)   Date of Termination. "Date of Termination" means (i) if the
              --------------------
Employee's employment is terminated by the Company for Cause or pursuant to an Employee Termination, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Employee of such termination and (iii) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be.

        (f)   Right to Cure. Notwithstanding any provision herein to the
              --------------
contrary, the Company or Employee, as applicable, shall have a right to cure the matters giving rise to an Employee Termination or for Cause termination, respectively, for a period of 30 days commencing upon the receipt of the Notice of Termination. If Company or Employee successfully cures such matters within such thirty day period to the satisfaction of the other party in its or his sole discretion, the termination of this Agreement or any provision hereof noticed in such Notice of Termination shall be void and ineffective.


        4.    Obligations of the Company Upon Termination.
              --------------------------------------------

        (a)   Other Than for Cause, Death or Disability. If the Company shall
              ------------------------------------------
terminate the Employee's employment other than for Cause, Death or Disability, or in the event of an Employee Termination, the Company shall pay to the Employee in a lump sum in cash within 10 Business Days after his Date of Termination, the aggregate of the sum of (A) an amount equal to the remainder of the Base Salary up to the date of expiration of the Initial Period or twelve
(12) months' Base Salary, whichever is greater, (B) any compensation previously deferred by the Employee, (C) any accrued vacation pay, (D) any accrued commissions yet unpaid, and (E) in the event Employee's employment is terminated under the circumstances described above in this paragraph and a Triggering Event occurs within six (6) months thereafter, the Parachute Payment described above under paragraph 2(b)(iii) and the attached Parachute Payment Schedule in accordance with the terms thereof.

        (b)   Death; Disability. If the Employee's employment is terminated
              ------------------
by reason of the Employee's death or Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives, as the case may be, under this Agreement, other than for payment of any deferred payments.

        (c)   Cause; Voluntary Termination. If the Employee's employment
              -----------------------------
shall be terminated for Cause during the Employment Period or in the Event the Employee voluntarily terminates employment during the Employment Period, this Agreement shall terminate without further obligations to the Employee.

        5.    Non-Competition. During the Employment Period and for a period
              ----------------
of twelve (12) months following the Date of Termination, as long as the Company is not in default under this Agreement, Employee shall not:

        (a) directly or indirectly, either individually or as a principal, partner, member, agent, employee, consultant, stockholder, joint venturer or investor, or as a director or officer of any corporation, entity, proprietorship or association, or in any other ownership, executive or management position, engage or assist in activities, or have an active interest, of an ownership, executive, management or consulting nature in a business in the business of marketing and selling income fund products that would compete with the equipment leasing investment funds products of the Company actually being marketed at the time of termination;

        (b) directly or indirectly, either individually or as a principal, partner, member, agent, employee, consultant, stockholder, joint venturer or investor, or as a director or officer of any corporation, entity, proprietorship or association, or in any other ownership, executive or management position whatsoever, (i) divert or attempt to divert from the Company any business with any customer or prospective customer with which Employee has any business contact or business association which was either under Employee's supervision or the identity of which was learned by Employee while employed by the Company,
(ii) induce any salesmen, vendor, broker, dealer, representative, agent, or other person transacting business with the Company to transact business for a business in competition with the Company at the time of termination, or (iii) induce or cause any employee of the Company to leave the employ of the Company other than in the course of the loyal discharge of his duties.

Notwithstanding the above, this Section 5 shall not prohibit the Employee from passively owning less than five percent (5%) of the shares of any corporation or entity that is publicly traded on a securities exchange or over-the-counter market.

        6.    Confidential Information.
              -------------------------

        (a) From the date hereof and at all times thereafter, the Employee shall not at any time or in any manner, directly or indirectly, knowingly disclose to any party, other than the Company or at the request of the Company, any trade secrets or Confidential Information (as defined below) of the Company while employed by the Company and for six (6) months after termination of employment. As used herein, Confidential Information shall mean non-public information provided to Employee by the Company in connection with his evaluation of this employment opportunity and information hereafter obtained by Employee as an employee of the Company and not generally known in the Company's industry and that relates in any way to the business of the Company at any time during the Employment Period, including without limitation any and all data bases, trade secrets, know-how, and other intellectual property obtained or developed during the Employment Period.

        (b) Employee acknowledges that during the course of his employment with the Company he may develop or otherwise acquire papers, files or other records involving or relating to trade secrets or Confidential Information. All such papers, files and other records shall be the exclusive property of the Company and shall, together with any and all copies thereof, be returned to the Company upon the termination of Employee's employment with the Company.

        7.    Specific Performance. The Employee acknowledges that the covenants
              ---------------------
of the Employee in Section 5 and Section 6 are special and that the Company will be irreparably harmed if the Employee's obligations thereunder are not specifically enforced and that the Company would not have an adequate remedy at law in the event of a violation or threatened violation thereof. Therefore, the Employee agrees that the Company shall be entitled to seek an injunction or a remedy of specific performance for any actual or threatened violations or breach by the Employee without necessity of the Company showing actual damages or that monetary damages would not afford an adequate remedy. Employee shall have no personal monetary liability arising out of or in connection with this Agreement, except to the extent the Company suffers injury on account of the Employee's willful and intentional actions resulting in or intended to result in injury to the Company and only to the extent such willful and intentional actions result in personal gain to the Employee.

        8.    Successors and Termination. This Agreement is personal to the
              ---------------------------
Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall insure to the benefit of and be enforceable by the Employee's legal representatives. This Agreement may not be assigned by the Company without the prior written consent of Employee except as provided herein.

        9.    Miscellaneous.
              --------------

        (a) The laws of the State of California shall govern this Agreement and any interpretations or constructions thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives, as the case may be.

        (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier or by facsimile with confirmed transmission (with a hard copy mailed) addressed as follows:

        If to the Employee:
        -------------------

        Allen Hirsch
        246 Seaview Avenue
        Piedmont, CA 94610

        If to the Company:
        ------------------

        ICON Capital Corp.
        600 Mamaroneck Avenue
        Harrison, New York
        Attention:  President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

        (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

        (g) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the words of any gender shall include each other's gender where appropriate.

        (h) Any disputes, controversies, or claims arising between the parties hereto arising out of or relating to this Agreement, or any provision thereof, or the breach, termination or invalidity hereof, or the rights and obligations created hereunder by the parties hereto (collectively "Disputes"), shall be finally determined and settled by arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"), as such are in force at the time a demand for arbitration is made, as described below.

        (i) Any dispute, controversy or claim relating to this Agreement, or any provision thereof, or any breach or default in the performance of the terms and conditions hereof shall be settled by arbitration in the City of White Plains in accordance with the then-existing arbitration rules promulgated by the AAA. The decision of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        (ii) In any arbitration proceeding under this Section 9(h), the rights of the parties shall be determined according to the governing law set forth in
Section 9(a) above, and the arbitrators shall apply such law.

        (iii) The prevailing party shall be entitled to recover from the non-prevailing party all costs and fees, including reasonable attorney's fees, incurred by such prevailing party in connection with such Dispute.

     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                   ______________________________________
                                   Allen Hirsch

                                   ICON CAPITAL CORP.



                                   By:____________________________________

                          PARACHUTE PAYMENT SCHEDULE
                          --------------------------

Upon the occurrence of a Triggering Event, the applicable "Parachute Payment" set out below will become payable to the Employee in two installments: 50% on the date of the Triggering Event and the remaining 50% balance on the earlier of
(a) Employee's involuntary employment termination after the Triggering Event or
(b) six months after the Triggering Event. Employee shall only be entitled to a Parachute Payment if he is employed full time by the Company on the date of the Triggering Event or if Section 4(a)(E) applies, and shall not be entitled to receive the second Parachute Payment installment if he has voluntarily terminated his employment or been terminated for Cause on the date such second installment would otherwise be due.



       Equity Raised in 12 Full Months             Parachute
       Prior to Triggering Event                 Amount (in $s)
       -------------------------------           --------------

    Less than 24,000,000                             150,000 plus .25% of
                                                             equity raised
              24,000,000                             210,000
              25,000,000                             232,500
              26,000,000                             253,000
              27,000,000                             279,500
              28,000,000                             307,000
              29,000,000                             340,500
              30,000,000                             375,000
              31,000,000                             401,200
              32,000,000                             427,800
              33,000,000                             463,100
              34,000,000                             494,000
              35,000,000                             527,500
              36,000,000                             552,000
              37,000,000                             570,100
              38,000,000                             592,600
              39,000,000                             619,800
              40,000,000                             648,000
              41,000,000                             669,000
              42,000,000                             699,000
              43,000,000                             730,000
              44,000,000                             748,800
              45,000,000                             772,500
              46,000,000                             806,000
              47,000,000                             826,400
              48,000,000                             852,000
              49,000,000                             863,500
              50,000,000                             875,000
              51,000,000                             886,500
              52,000,000                             898,000
              53,000,000                             909,500
              54,000,000                             921,000
              55,000,000                           1,015,000
              56,000,000                           1,028,000
              57,000,000                           1,041,000
              58,000,000                           1,054,000
              59,000,000                           1,067,000
              60,000,000                           1,200,000
         Over 60,000,000                             300,000 plus 1.5% of
                                                             equity raised